OFFICE LEASE

Sander Properties, LLC
4105 E. Madison St., Suite 300		Monthly Rental $600.00
Seattle, WA 98112		Common Area Charges
Security Deposit $1200.00
Phone:	206-323-8822	Keys Out __1__
Fax:	206-328-7197

THIS LEASE, dated this 8th day of July 2011 between Sander Properties , LLC hereinafter called lessor, and Atossa Genetics Inc. (a Delaware Coporation) , hereinafter called Tenant.

1.          Lessor leases to Tenant and tenant leases from Lessor, in accordance with the terms hereof, the Premises situated in the City of Seattle , County of King , State of Washington , described as follows:

Suite 350 measuring approximately 315 sq. ft. situated on the third floor of the building at E. Madison Street and E. Blaine Street. As shown on Exhibit A and Legal description attached.

Post Office Address: 4105 E. Madison St., Suite 350

Seattle, WA 98112

2.      BUSINESS PURPOSE. The Premises shall be used by Tenant for the purposes of a corporate executive office and for no other purpose without prior written consent of Lessor.

3.      TERM. The term of this lease shall be for 1 year (s) and 3 weeks, commencing on the 11tht day of July, 2011 and ending on the 31st day of July, 2012.

4.      RENT. Tenant agrees to pay to Lessor at the office designated by Lessor as rental for the Premises payable in advance on the first day of each calendar month of the lease term or any period prior or subsequent thereto while Tenant is in possession of the Premises the minimum monthly rent of:

$600.00 (six hundred dollars) per month from July 11, 2011 through July 31, 2012

1 of 11

Rent for a partial month shall be prorated. Tenant shall pay a collection charge of $100.00 if monthly rent due on the first day of the month is not paid by the fifth day of the month and $50 for every check returned NSF or for any other reason. In addition, 1 -1/2°/o per month interest (not in excess of the highest rate allowed by law) is due for any delinquent rental not paid by the first day of the month. Said rental is exclusive of any sales, franchise, business and occupation or other tax based on rents and should such taxes apply during the life of this lease the rent shall be increased by such amount. Rent is also subject to escalation as called for in Clause 7, "Rent Adjustment Based on Operating Expenses."

5.    SECURITY DEPOSIT. Receipt is acknowledged of the sum of $ 1200.00 (dollars), as security for the performance by Tenant of its obligations under this lease. Lessor may at any time apply such deposit against any money due Lessor for any loss or damage sustained by reason of any default by Tenant, including but not limited to the payment of rent and the cost of cleaning and repairing said Premises or any other reason. Lessor shall return any remaining part of the lease deposit without interest to Tenant. If any portion of the security deposit is used or applied by Lessor as provided herein, Tenant will upon demand immediately deposit additional money to restore security deposit to its original amount. No trust relationship is created between Lessor and Tenant with respect to the security deposit.

6.     PERCENTAGE OF OCCUPANCY. For the purposes of this ease it is agreed that the Tenant occupies and uses (Premises) 3.4 % percent of the total rentable and Common Area of the properly in which the herein Premises are situated.

7.     RENT ADJUSTMENT BASED ON OPERATING EXPENSES. It is agreed by Lessor and Tenant that the minimum monthly rental called for herein is subject to automatic increases on May 1st of each year of the term hereof. Such increase, if any, shall be based on changes in Lessor's cost of operating the entire building and Common Areas in which the Premises are located on a prorata basis. These operating costs shall include, but shall not be limited to the following: Real estate taxes: general and special assessments: amortization of the costs of complying with retrofit fire and life safety improvements as required by governmental regulation; utilities; elevator and air conditioning maintenance costs; management expenses and fees: janitorial service; building security; refuse and garbage and all other expenses constituting direct operating costs according to standard accounting practices, together with 8% of such increased costs for administrative overhead. Depreciation, interest, commissions, expenditures for capital items and similar expenses will not be included in operating costs. Any increase in rental shall be determined as follows:

 (a)   As of May 1st of each year of the lease or as soon thereafter as it can reasonably be determined, the operating costs of the building and Common Area for the preceding calendar year shall be computed. If the building in which the Premises are situated is new and has been occupied for less than 12 months but more than 6 months, the costs shall be based on a 12 month projection of the operating experience of such a shorter period.

 (b)   Operating costs for the following calendar year shall then be calculated by the operating costs referred to in (a) above, the amount of change that has occurred in the cost of each item of operating expenses between January 1st and December 31st of the preceding year. The net difference shall then be determined and 1/12th of this difference times the percentage factor described in (c) below shall be the amount by which the monthly rental shall be changed.

 (c)   Any increase in rental shall be based on Tenant's proportionate share of the increase in operating expenses calculated as provided herein on the ratio determined herein which the area leased by Tenant bears to the total rentable and Common Areas in the property reasonably adjusted for changes in total occupancy. The percentage of occupancy may be reasonably adjusted by Lessor to reflect the different utilities and services provided individual Tenants.

 (d)   If the Premises are a part of a new building, real estate taxes shall not be included in the rental adjustment computation until the May 1st following the year in which the building is first taxed as a completed building.

2 of 11

(e)    Such rental increase, if any, so determined shall be effective as of May 1st of each year of the term of this lease and continue at least until April 30th of the following year or until the termination of this lease, whichever occurs first. Tenant shall be notified in writing of such adjustment, and Lessor shall make available upon request the account information on which any change in rental is based.

(f)    During the term of this lease, the cost of complying with any applicable governmental codes and regulations pertaining to fire and life safety will be included for the purpose of this clause only, as an operating expense by amortizing such costs together with reasonable interest on a schedule consistent with generally accepted accounting practices.

8. REPAIRS AND MAINTENANCE. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. All such work shall be in quality and kind equal to the original work, and shall be done only at such times and in such manner as approved in writing by Lessor. Lessor may repair, at the expense of Tenant, any damage to the Premises or to the building of which they are a part, or to its fixtures, grounds, facilities, appurtenances and equipment caused by Tenant or Tenant's guests, employees, agents or visitors. The cost of such repair shall be payable immediately as additional rent by Tenant. Tenant shall, upon expiration or sooner termination of this lease hereof, surrender the Premises to the Lessor in good condition, ordinary wear and tear and damage caused beyond the reasonable control of Tenant excepted. Except as specifically provided in an addendum, if any, to this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises, or any part thereof, and the parties hereto affirm that Lessor and its agent have made no representation to Tenant respecting the conditions of the Premises or the building except as specifically set forth.

9. UTILITIES AND FEES. As long as Tenant shall not be in default of any of the provisions of this lease, Lessor shall, during ordinary hours of generally recognized business days, furnish a reasonable amount of electricity for normal lighting and low-power usage office equipment, heat, water, sewer, trash removal, normal elevator service and air conditioning when the building is so equipped, and janitorial service if janitorial service is provided to the premises. Lessor shall not be liable nor shall rental be abated for interruption or delay of any such service. As determined by Lessor, if Tenant uses more than a reasonable amount of such services and utilities, Tenant shall upon notification pay the excess cost thereof.

10. BUILDING CONDITION CODES AND ZONING. Tenant hereby accepts the Premises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this lease subject thereto. Tenant acknowledges that neither Lessor nor tenant's agent has made any representation or warranty as to the suitability of the Premises for the conduct of tenant's businesses. Tenant has investigated all applicable building and zoning codes, regulations, ordinances and statutes to determine whether tenant's use of the Premises is permitted. Tenant accepts the Premises as-is", subject to all applicable laws governing tenant's use of the Premises.

11. INSURANCE. Tenant agrees to maintain at tenant's cost, in full force and effect commercial broad form public liability insurance for property damage and for bodily injury and death, including automobile liability coverage for owned and non-owned automobiles and hired automobiles for not less than $1,000,000 single limit insuring against any and all liability of Tenant arising out of and in connection with Tenant's use maintenance and occupancy of the Premises, and shall name Lessor and Lessor's agents and employees as an additional insured. Tenant shall furnish Lessor, prior to occupancy of Premises and all areas appurtenant thereto, a certificate indicating the insurance policy is in full force and effect, and that Lessor and Lessor's agents and employees have been named as an additional insureds, and that the policy may not be cancelled or altered unless thirty (30) days prior written notice of the proposed cancellation has been given to Lessor.

3 of 11

In the event of the cancellation of said policy of insurance, Tenant shall, prior to the effective date of cancellation, replace the cancelled policy of insurance and provide Lessor with a certificate assuring that the replacement insurance is in full force and effect, all as provided in compliance with the terms and conditions set forth in this agreement.

Lessor will not carry insurance on Tenant's property. All personal property on the Premises shall be at the risk of Tenant and Lessor shall not be obligated to repair any damage thereto or replace the same even if caused by the negligence of Lessor or Lessor's agents or employees. TENANT SHOULD PURCHASE ITS OWN INSURANCE COVERING TENANT'S PERSONAL PROPERTY IN THE PREMISES.

     12. HOLD HARMLESS. Tenant shall indemnify and hold harmless Lessor against and from any and all claims arising from Tenant's use of the premises for the conduct of its business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the building, and shall further indemnify Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on tenant's part to be performed under the terms of this ease, or arising from any act or negligence of the Tenant, or officer, agent, employee, or invitee of tenant, and from all costs, attorney fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought against Lessor. Tenant upon notice from Lessor shall defend the same at tenant's expense by counsel reasonably satisfactory to Lessor Tenant as a material part of the consideration to Lessor hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises, from any cause other than Lessor's negligence and hereby waives any claims in respect thereof against the Lessor.

 13. COMPLIANCE WITH LAWS AND REGULATIONS. Tenant shall, at Tenant's expense, comply promptly with all present and future statutes, ordinances, rules, regulations, orders, requirements, including the American Disability Act (ADA), any health office, fire Marshall, building inspector, or other governmental officer Tenant will permit no waste, damage or injury to the Premises and will not use or permit in said Premises anything that will increase the rate of fire insurance, nor will tenant maintain therein anything that may be dangerous to life or limb; or overload floors; or permit any objectionable noise or odor; nor permit anything to be done in the Premises that will tend to create a nuisance or disturb any other tenant; nor use or permit the use of Premises for lodging or sleeping or any immoral or illegal purposes.

 14. ADDITIONAL TAXES. Should there presently be in effect or should there be enacted during the term of this lease any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents, Tenant shall pay to Lessor such tax as additional rent ten (10) days prior to the due date, or shall reimburse Lessor on demand for any such taxes paid by the Lessor.

 15. LIENS AND SOLVENCY. Tenant shall keep the leased Premises and the property in which the leased Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant and hold the Lessor harmless therefrom including all costs and attorney's fees. Lessor may require at Lessor's sole option that Tenant provide at Tenant's cost and expense a material man's labor and performance bond acceptable to Lessor in an amount equal to one and one-half (1-1/2) times the estimated cost of any improvements, additions or alterations to the Premises which Tenant desires to make to insure Lessor against any liability for mechanic's and materialman's liens and to ensure completion of the work. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Tenant, Lessor may cancel this lease at Lessor's option and Tenant shall nevertheless be liable for any loss or damage caused by Tenant.

4 of 11

16. ASSIGNMENT. Tenant shall not assign this lease or any part thereof nor sublet the whole or any part of the Premises without the prior written consent of the Lessor. Such consent shall not be unreasonably withheld. (On subletting or assignment, any rent or other consideration paid to Tenant in excess of the rent provided for in this lease shall be paid by Tenant to Lessor.) This lease shall not be assignable by operation of law. If Tenant is a corporation, then any transfer of this lease by merger, consolidation, liquidation or any change in the managing ownership, or power to vote the majority of Tenant's outstanding stock shall constitute an assignment for the purpose of this paragraph. Any assignment or subletting of the lease shall not extinguish or diminish the liability of the Tenant under the terms of this agreement. In the event of any assignment or subletting consented to by Lessor, Tenant shall pay a minimum charge of 50% of one month's rent to Lessor as consideration for consenting to such assignment or subletting. Consent once given by the Lessor to the assignment or subletting shall not relieve Tenant from obtaining written consent to any new or future assignment or subletting as required herein.

 Neither this lease nor any interest herein shall pass to any trustee in bankruptcy or to any receiver or assignee for the benefit of creditors by operation of law or otherwise. No collection or acceptance of rent by Lessor from any assignee or subtenant or other occupant of the Premises, either before or after a default by Tenant, shall be deemed a waiver of this provision or a release of Tenant from any obligation under this lease.

 If Lessor shall assign its interest in this lease or transfer its interest in the Premises, Lessor shall be relieved of any obligation accruing hereunder after such assignment or transfer, and such transferee shall thereafter be deemed to be the Lessor hereunder, Lessor shall transfer Tenant's security to such transferee, and tenant shall look solely to such transferee forthe return of said deposit.

17. ACCESS. Tenant will allow Lessor or Lessor's agent access at all reasonable times to said Premises for the purposes of inspections, cleaning, or making repairs, additions or alterations to the Premises or to any property owned or under the control of Lessor. The Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place on said Premises and to show Premises to prospective tenants for 60 days prior to the expiration of this lease.

18. POSSESSION. In the event the Lessor is unable to deliver possession of the Premises, or any portion thereof, at the time of the beginning of the term of this lease, neither Lessor nor Lessor's agents shall be liable for any damage caused thereby, nor shall this lease thereby become void or voidable, nor shall the term herein specified to be in any way extended, but in such event, Tenant shall not be liable for any rent until such time as Lessor can deliver possession. If the Tenant shall take possession of the Premises prior to the beginning date of this lease, Tenant and Lessor agree to be bound by all of the provisions and obligations hereunder during such prior period, including payment of rent at the rate stated herein.

19. DAMAGE OR DESTRUCTION. In the event the Premises are damaged to such extent as to render the same untenable in whole or in substantial part and Lessor elects to repair or rebuild, the work shall be done without unnecessary delay. Rent shall be abated while such work is in progress, in the same ratio that the portion of the Premises unfit for occupancy shall bear to the whole of the Premises. If after a reasonable time the Lessor fails to proceed to repair or rebuild, Tenant has the right to declare this lease terminated by written notice served upon the Lessor. In the event the building, in which the leased Premises are located, shall be destroyed or damaged to such extent that in the opinion of the lessor it shall not be practical to repair or rebuild, it shall be the Lessor's option to terminate this lease by written notice mailed to Tenant.

20. SIGNS. No sign, symbol, picture, advertising or notice shall be displayed, inscribed, painted or affixed to any of the glass, walls or woodwork or other part of the Premises or Common Area except those approved by the Lessor in writing and painted by a sign vendor approved by the Lessor and at cost of Tenant. All such signs shall be removed at Tenant's expense prior to termination of tenancy. No signs or devices shall be hung or placed against the windows of said Premises nor on the exterior wall of the building; and no furniture, curtain or other obstruction of any kind or size shall be placed against or in front of any glass partition dividing said Premises from the corridors of said building, or placed in any way so as to interfere with the typical and ordinary appearance or the Premises as viewed from the corridor without written consent of Lessor.

5 of 11

21. ALTERATIONS. Tenant shall not make any alterations, additions, or improvements to said Premises or Common Area without first obtaining the consent of Lessor in writing. All such alterations, additions and improvements shall be at the cost and expense of Tenant, and shall become the property of the Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without disturbance, molestation, or injury except for any improvements that Lessor may elect to request Tenant to remove. If the Tenant shall perform work with the consent of the Lessor, as aforesaid, Tenant agrees to comply with all laws, ordinances, rules and regulations of the appropriate city or county, and any other authorized public authority. Tenant further agrees to hold Lessor harmless from damage, loss or cost arising out of the said work. Tenant agrees that Lessor has the right to make alterations to the Premises, Common Area and to the building in which the Premises are situated and Lessor shall not be liable for any damage which Tenant might suffer by reason of such undertaking. Lessor shall have the right at any time and from time to time to post and maintain on the Premises and Common Area such notices as Lessor reasonably deems necessary to protect the Premises and Lessor from mechanics liens, materialmens liens or other liens. Tenant at no time shall paint any doors, interior or exterior.

22. OWNERSHIP OF IMPROVEMENTS AND FIXTURES. All improvements, alterations and additions including without limitation lighting fixtures installed in the Premises and which in any manner are attached to the floors, walls or ceilings, and any linoleum and carpeting or other floor material which may be cemented or otherwise adhesively affixed to the floor of Premises, shall remain and be surrendered with the Premises as a part thereof upon the termination of this lease.

23.         DEFAULT AND RE-ENTRY. If any rents reserved, or other obligations provided herein, or any part thereof, shall be and remain unpaid when the same shall become due, or if Tenant shall violate or default in any of the covenants and agreements herein contained, then the Lessor may cancel this lease upon giving the notice required bylaw, and re-enter said Premises, using such force as may be required. Notwithstanding such re-entry by the lessor, the liability of the Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this lease, and Tenant covenants and agrees to make good to the Lessor any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than agreed to herein. Lessor shall have the right to declare the entire balance of the rent for the remainder of the term of this lease to be due and payable immediately, and upon demand Tenant shall pay to Landlord the net present value of such rent (using a discount rate that is one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Premises) or otherwise calculated by Landlord in any manner not inconsistent with applicable law. Accelerated payments payable under this lease shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of rent in advance. In the event it becomes reasonably necessary to make any changes, alterations or additions to the Premises or any part thereof for the purpose of reletting said Premises or any part thereof, Tenant shall be responsible for such cost.

24. NON-WAIVER. The failure of the Lessor to insist upon strict performance of any of the covenants and agreements of this lease, or to exercise any option herein conferred in any one or more instances! shall not be construed to be a waiver or relinquishment of any such, or any other covenants or agreements, but the same shall be and remain in full force and effect.

6 of 11

25.         DISPUTE RESOLUTION, COSTS, AND ATTORNEYS' FEES. In the event of a dispute or controversy relating to this lease, the parties agree to attempt to resolve such dispute or controversy informally. If, after thirty (30) days of good faith negotiations between the parties, the parties cannot resolve their dispute or controversy, they agree to submit such dispute or controversy to arbitration for resolution, which arbitration shall be conducted in Seattle, Washington, before one arbitrator, in accordance with the rules of the American Arbitration Association ("AAA"), but not subject to administration before the AAA unless both parties agree. If the parties cannot agree on an arbitrator, then each party shall select an arbitrator, and the two arbitrators together shall select a third arbitrator to resolve the matter. The decision of the arbitrator shall be binding on the parties and judgment upon the award or arbitration rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall limit its judgment to the matters permitted to be submitted to it, and shall decide any such matter strictly in accordance with the terms and conditions of this lease.

Notwithstanding the above paragraph, each party shall be entitled to all remedies available at law or equity, specifically including, without limitation, the right to seek an injunction or similar equitable relief, without bond or with a nominal bond if allowed by law. The prevailing party in any arbitration or legal proceeding, including any appeal or action for equitable relief, shall be entitled to reimbursement from the other party of its reasonable costs and expenses, including attorneys' fees. Notwithstanding the foregoing, in no event shall this section affect or delay Landlord's unlawful detainer rights under Washington law and Landlord shall not be required to submit to arbitration before seeking possession of the Premises under applicable legal principles.

26. REMOVAL OF PROPERTY. In the event of any re-entry or taking possession of the leased Premises for default, the Lessor shall have the right, but not the obligation, to remove from the leased Premises all personal property located therein, and may store the same in any place selected by Lessor, including, but not limited to a public warehouse, at the expense and risk of the owners thereof. Lessor shall have the right to sell such stored property, without notice to Tenant, after it has been stored for a period of 30 days or more. The proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges forthe storage, if any! and third to the payment of any sums of money which may then be due from Tenant to Lessor under any of the terms hereof, the balance if any without interest to be paid to Tenant.

 Tenant hereby waives all claims for damages that may be caused by Lessor's re-entering and taking possession of the Premises or removing and storing and selling the property of Tenant as provided in this lease, and will hold Lessor harmless from loss, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry.

27. TERMINATION FOR GOVERNMENT USE. In the event that any federal, state or local government or agency or instrumentality thereof shall by condemnation, or threat of condemnation or otherwise, take title, possession or exercise the right to possession of the Premises, or any part thereof, Lessor may at its option terminate this lease as of the date of such taking. Provided the tenant is not in default under any of the provisions of this lease on said date, any rent prepaid by Tenant shall, to the extent allowable for any period subsequent to the effective date of the termination, be refunded to Tenant. All awards for such taking shall be the property of the Lessor.

28. HOLDOVER. If the Tenant shall, with the written consent of Lessor, holdover after the expiration of this lease, such tenancy shall be for an indefinite period of time on a month-to-month tenancy, which tenancy may be terminated as provided by law. During such tenancy, Tenant agrees to pay the Lessor, a rental amount equal to 125% of rent paid during the final term of the lease unless a different rent is agreed upon, and to be bound by all of the applicable: terms and conditions of this lease.

29. SUBORDINATION. This lease is subordinate to all present and future mortgages, deeds of trust and other encumbrances affecting the leased Premises or the property of which said Premises are a part! Tenant agrees to execute, at no expenses to Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this lease to any mortgage, deed of trust or encumbrance Tenant irrevocably appoints and constitutes the Lessor as the true and lawful attorney in fact for Tenant at any time in Tenant's name, place and stead, to execute proper subordination agreements for this purpose.

7 of 11

30. MUTUAL RELEASE AND WAIVER. To the extent a loss is covered by insurance in force, the Lessor and Tenant hereby mutually release each other from liability and waive all right of recovery against each otherfor any loss from perils insured against under their respective fire or other insurance policies, including any extended coverage endorsements or all risk endorsements thereto; provided that this agreement shall be inapplicable if it would have the effect of invalidating any insurance coverage of the Lessor or the Tenant.

31. HEIRS AND SUCCESSORS. Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

 32. NOTICES. All notices to be given by the parties hereto shall be in writing and may either be served personally or may be deposited in the United States Mail, postage prepaid, by either certified mail or regular mail, and if to Lessor, to be addressed to the Lessor, or Lessors agent, or, if to Tenant, may be addressed to Tenant at the leased Premises.

 33. HAZARDOUS SUBSTANCES. Tenant shall not, without Lessor's prior written consent, keep or allow on or about the Premises or Common Areas, or allow any substances designated by law or regulation as hazardous, dangerous, toxic or harmful (collectively referred to as Hazardous Substances), and which are subject to regulation by federal, state, or local laws or regulations.

 With respect to such Hazardous Substances Tenant shall comply promptly and completely with all governmental rules, requirements and regulations, and Lessor or Lessor's agent may come on the Premises to check Tenant's compliance with all governmental rules, requirements and regulations.

 All costs and attorneys fees incurred by Lessor in connection with Lessor's inspection of the Premises shall be due and payable to Lessor upon demand.

 Should Tenant fail to comply with this paragraph 33, Lessor shall have all of the rights and remedies set forth in this lease and tenant shall; (a) be liable to Lessor for all clean-up costs, and all losses or damages suffered by Lessor, together with any and all fees, penalties (civil and criminal) imposed by any governmental authority because of Hazardous Substances in or about the Premises or Common Areas: (b) indemnify, defend and save Lessor harmless from any and afi costs, fees. penalties and charges assessed or imposed upon Lessor (as well as lessor's attorney's fees and costs) as the result of Tenant allowing or permitting Hazardous Substances in or about the Premises or Common Areas.

 Tenant acknowledges that the Premises may contain asbestos or other hazardous materials, and Tenant accepts the Premises, notwithstanding such materials. If Lessor is required by any statute, regulation, order, decree, judgment or other law to take any action to remove or abate the hazardous materials, or if Lessor deems it necessary to conduct special maintenance or testing procedures with regard to the hazardous materials, Lessor may take such action or conduct such procedures at times in a manner that Lessor deems appropriate under the circumstances, and Tenant shall permit the same. Tenant shall have no liability for hazardous substances on the Premises predating this ease.

34. TIME IS OF THE ESSENCE OF THIS LEASE.

35. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute this lease on behalf of said corporation, and that this lease is binding upon said corporation.

36. RULES AND REGULATIONS. Tenant agrees to abide and be bound by the rules, regulations and policies of Lessor, which shall be considered as covenants of this lease.

8 of 11

(a)	Light and Air. This lease does not grant or purport to grant any rights or access to outside light or air and this lease does not warrant or protect against interferences with light, air or view from the Premises.

(b)	Admittance by Lessor. The Lessor shall not be liable for the consequences of admitting or refusing to admit to said Premises, the Tenant or any of the Tenant's agents or employees. No additional lock shall be put on any door without the written consent of Lessor.

(c)	Electrical Installations. Tenant shall not operate or install any electrical equipment or machinery (other than ordinary office equipment) without the written consent of Lessor, nor replace or move any electric light fixtures without the written consent of Lessor. Tenant may, with the consent of Lessor, replace building light fixtures with fixtures of Tenant's own choice provided that such installation will not increase Tenant's Consumption of electricity, and the cost of such fixtures and installation shall be at Tenant's expense. Tenant shall at the expiration or sooner termination of the lease, upon demand of Lessor, pay the cost of replacing and installing the light fixtures belonging to Lessor.

(d)	Awnings. No awnings shall be attached to the outside of any windows or doors of the building of which the Premises are a part without Lessor's written consent.

(e)	Windows. The Tenant shall not allow anything to be placed on the outside window ledge nor shall place or attach anything to the inside and/or outside of windows of said Premises without written consent of Lessor, and nothing shall be hung or thrown by the Tenant or others out of the windows of said building.

(f)	Floor Coverings. The Tenant or other person shall not lay any resilient floor covering, carpeting or other covering with any materials that cannot be easily removed with water. The use of cement or similar adhesive material is prohibited. The tacking or fastening of any flooring material to the baseboard or baseboard molding is prohibited. Tacking strips installed by Tenant with Lessor's consent, shall at the option of Lessor, be removed by Tenant and the floor repaired at the expiration of the lease, at Tenant's expense.

(g)	Furniture and Bulky Articles. Safes and bulky furniture or articles shall only be moved in or out of said Premises at such hours and in such manner as shall least inconvenience other Tenants, as determined by Lessor. Safes or other articles of over 1,000 pounds shall be moved into said Premises only with the written consent of the Lessor, and Lessor shall have the right to fix the location of any article of such weight in said Premises.

(h)	Miscellaneous.

(1)	Tenant shall use great care not to leave windows open when it rains, snows, or during windstorms. Damage resulting to Lessor or to other Tenants from failure to observe this precaution shall be chargeable to the Tenant in whose Premises the neglect occurred. If space is air conditioned, windows shall be kept closed while in operation.
(2)	Water closets and other water fixtures shall not be used for any purposes other than those for which they are intended and any damage resulting form misuse on the part of the Tenant, its agents or employees shall be paid for by Tenant. No person shall waste water by interfering or tampering with faucets or otherwise. Leaking faucets or valves shall be immediately fixed or reported to the Lessor.

(3)	Lessor reserves the right to close and keep locked all entrance and exit doors of the building during such hours as Lessor may deem to be advisable for adequate protection or security.

(4)	Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other Tenants of the building by reason of noise, odors and/or vibrations or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept on or about the Premises.

(5)	Lessor reserves the right to make other and further regulations that may be reasonably necessary or desirable for the security, safety, care and cleanliness of the Premises and Common Areas and the building and the preservation of good order therein.

9 of 11

37. RIDERS. The riders, ____________NA______________ attached hereto, are made a part of this lease.

IN WITNESS WHEREOF, THE Lessor and Tenant have executed this lease the day and year first above written

Sander Properties, LLC		Atossa Genetics Inc. (a Delaware Corporation)

By:	/s/ Robert L. Sander	By:	/s/ Steven C. Quay
Robert L. Sander		Dr. Steven C. Quay

Its:	Managing Member	Its:	Chief Executive Officer

GUARANTY

The Undersigned personally guaranty the Payment of all rentals and the performance of all terms and covenants of this least by Lessee

/s/ Steven C. Quay		Guarantor’s Address:	3619 E. Pine St.

Dr. Steven C. Quay		Seattle, WA 98122

DATED	, 7-11	Guarantor’s Phone:	206-419-4873

 CORPORATE

STATE OF WASHINGTON                   )
COUNTY OF KING                                )ss.

On this 11 day of July , A.D. 20 11 before me personally appeared R.L. Sander to me known to be the Managing Member and ~~______________________________~~to me known to be the ~~_____________~~ of Sander Properties, LLC the corporation that executed the within and foregoing instrument, and acknowledged the same Instrument to be the free and voluntary at and deed of said corporation, for the uses and purposes therein mentioned, and an oath stated that they were authorized to execute said Instrument.

IN WITNESS WEREOF, I have hereunto set my hand and affixed my official seal, the day and year first above written.

/s/ Brooke O’ Malley
Brooke O’ Malley
Printed Name
Notary Public in and for the Sate of Washington,
Residing at	Seattle WA

My commission expires on	June 21 2012

10 of 11